SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2003

VERITAS Software Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26247	77-0507675

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street Mountain View, California		94043

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (650) 527-8000

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On August 25, 2003, the registrant issued a press release announcing the closing of the sale of an additional $20 million of its 0.25% convertible subordinated notes due in 2013 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. This press release is attached as Exhibit 99.01 to this current report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit
Number	Exhibit Title or Description

99.01	Press release dated August 25, 2003 announcing the closing of the sale of an additional $20 million of convertible subordinated notes due in 2013.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS Software Corporation

Date: August 25, 2003	By:	/s/ John Brigden

John Brigden Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

99.01	Press release dated August 25, 2003 announcing the closing of the sale of an additional $20 million of convertible subordinated notes due in 2013.